UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
Filed by Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ENHANCED GROUP INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
ENHANCED GROUP INC.
169 Madison Ave, Suite 15101 New York, NY 10016
Dear Shareholders:
This notice of written consent and accompanying information statement (the “Information Statement”) are being furnished on or about July 17, 2026, by the board of directors (the “Board”) of Enhanced Group Inc., a Texas corporation (the “Company”), to the holders of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), as of the close of business on June 16, 2026 (the “Record Date”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.
The purpose of this Information Statement is to inform the Company’s shareholders that, on June 16, 2026, Enhanced Holdings LP, acting through its nominee Apeiron Investment Group Limited (“Apeiron”), the controlling shareholder of the Company holding approximately 96.6% of the total voting power of the outstanding shares of the Company’s Common Stock, by written consent in lieu of a meeting (the “Written Consent”), approved the issuance and sale by the Company in a private placement transaction (the “Private Placement”) of (i) 12,853,468 shares of Class A Common Stock and (ii) accompanying common warrants (the “Common Warrants”) to purchase 12,853,468 shares of Class A Common Stock, in each case pursuant to that certain Securities Purchase Agreement, dated June 14, 2026, by and among the Company and the investors party thereto (the “Purchase Agreement”). The accompanying Information Statement, which we urge you to read carefully, describes the Private Placement in more detail.
THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
No action is required by you. Pursuant to Rule 14c-2 under the Exchange Act, the Written Consent will become effective on the date that is 20 calendar days after this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s shareholders as of the Record Date. The third and final tranche of the Private Placement, consisting of approximately $13.25 million of the aggregate gross proceeds, is expected to close as soon as reasonably practicable after the effectiveness of the Written Consent, subject to the satisfaction of customary closing conditions.

BY ORDER OF THE BOARD OF DIRECTORS

July 17, 2026

/s/ Maximilian Martin
Maximilian Martin, Chief Executive Officer

TABLE OF CONTENTS
ACTIONS BY THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDER    1
CORPORATE ACTION TO BE TAKEN    2
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACTIONS    2
FORWARD-LOOKING STATEMENTS    3
SUMMARY OF PRIVATE PLACEMENT    4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    13
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON    15
COSTS AND MAILING    15
HOUSEHOLDING    15
WHERE YOU CAN FIND ADDITIONAL INFORMATION    15
APPENDIX A - ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS OF
ENHANCED GROUP INC.    A-1

1

ENHANCED GROUP INC.
169 Madison Ave, Suite 15101
New York, NY 10016

GENERAL INFORMATION
This information statement (the “Information Statement”) is first being mailed on or about July 17, 2026 to the holders of record of the outstanding Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), of Enhanced Group Inc., a Texas corporation (the “Company”), on June 16, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, on June 16, 2026 (the “Written Consent”), by Enhanced Holdings LP, acting through its nominee Apeiron Investment Group Limited (“Apeiron” or the “Majority Shareholder”), the controlling shareholder of the Company. Except as otherwise indicated by the context, references in this Information Statement to “Enhanced Group,” the “Company,” “we,” “us,” or “our” are references to Enhanced Group Inc.
PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MAJORITY SHAREHOLDER’S APPROVAL OF THE COMPANY’S PRIVATE PLACEMENT OF CLASS A COMMON STOCK AND COMMON WARRANTS.
We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.
ACTIONS BY THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDER
Under Section 6.202 of the Texas Business Organizations Code (the “TBOC”), any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, and voted consent to such action in writing, unless the certificate of formation of the company provides otherwise. The approval of the Private Placement requires the affirmative vote or written consent of a majority of the voting power of the Company’s issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.
As of the Record Date, the Company had 122,545,453 outstanding shares of Class A Common Stock and 258,837,933 outstanding shares of Class B Common Stock. The Company’s Class A Common Stock is entitled to one (1) vote per share, and the Company’s Class B Common Stock is entitled to ten (10) votes per share, with the holders of Class A Common Stock and Class B Common Stock voting together as a single class.
On June 14, 2026, the Board unanimously approved the issuance and sale by the Company in a private placement transaction (the “Private Placement”) of (i) 12,853,468 shares (the “Shares”) of the Company’s Class A Common Stock and (ii) accompanying common warrants (the “Common Warrants”) to purchase 12,853,468 shares of Class A Common Stock (the “Common Warrant Shares”), each pursuant to that certain Securities Purchase Agreement, dated June 14, 2026, by and among the Company and the investors party thereto (the “Purchase Agreement”), including for purposes of complying with the shareholder approval requirements of the NYSE Listed Company Manual (collectively, the “NYSE Approval Requirements”), and recommended that the shareholders approve the Private Placement. In connection with the adoption of this resolution, the Board elected to seek the written consent of the Majority Shareholder.

As of the close of business on the Record Date, Enhanced Holdings LP, acting through its nominee Apeiron Investment Group Limited, held approximately 96.6% of the total voting power of the outstanding shares of Common Stock. The Majority Shareholder voted in favor of the Private Placement by written consent on June 16, 2026. Therefore, as of the close of business on the Record Date, the Written Consent was adopted by the consent of holders of a majority of the total voting power of the outstanding shares of Common Stock and is sufficient under the TBOC and the Company’s certificate of formation to approve the actions described herein. Accordingly, they are not presently being submitted to our other shareholders for a vote.
CORPORATE ACTION TO BE TAKEN
Pursuant to Rule 14c-2 under the Exchange Act, the Private Placement will become effective 20 calendar days after a Definitive Information Statement is filed with the Securities and Exchange Commission (“SEC”) and a copy thereof is mailed to each of the Company’s shareholders. The third and final tranche of the Private Placement is expected to close as soon as reasonably practicable after the effectiveness of the Written Consent , subject to the satisfaction of customary closing conditions.
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACTIONS
Q. Why did I receive this Information Statement?
A. Applicable laws require us to provide you information regarding the Private Placement even though your vote is neither required nor requested for the Private Placement to become effective.
Q. Why am I not being asked to vote on the Private Placement?
A. Our Board unanimously approved the Private Placement and determined that the Private Placement is advisable to and in the best interests of the Company and its shareholders. Subsequently, Enhanced Holdings LP, acting through its nominee Apeiron Investment Group Limited, the controlling shareholder holding approximately 96.6% of the total voting power of the outstanding shares of Common Stock of the Company, approved the Private Placement pursuant to a written consent in lieu of a meeting. Such written consent is sufficient under Texas law and the Company’s certificate of formation to approve the Private Placement, and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.
Q. What will happen as a result of the Private Placement?
A. Following the distribution of this Information Statement and the effectiveness of the Written Consent, the Company will be able to consummate the third and final tranche of the Private Placement, consisting of approximately $13.25 million of gross proceeds. The Company intends to use or has used the net proceeds from the Private Placement primarily for working capital and general corporate purposes, including to accelerate the growth of its telehealth and consumer health platform, and to repay the Working Capital Promissory Note owed to Apeiron.
Q. What do I need to do now?
A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS
This Information Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Words such as “anticipates,” “approximately,” “believe,” “continues,” “could,” “estimates,” “expect,” “future,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” as well as similar expressions or the negatives thereof which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements may include statements regarding the anticipated consummation of the final tranche of the Private Placement, the satisfaction of customary closing conditions for each closing, the use of proceeds therefrom (including the repayment of that certain Working Capital Promissory Note, dated March 18, 2026, issued by the Company in favor of Apeiron (the “Working Capital Note”) and the termination of the Working Capital Note), and the potential exercise of the Common Warrants. We have based these forward-looking statements on our current expectations, estimates, forecasts, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements are not guarantees of future performance, conditions, or results, and are subject to risks, uncertainties, and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the Private Placement on the anticipated terms or at all. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s registration statement on Form S-1 filed with the SEC on May 11, 2026, and in other documents filed by the Company from time to time with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Information Statement. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY OF PRIVATE PLACEMENT
General
As approved by our Board and by the Majority Shareholder, the Company has agreed to issue and sell in a private placement (i) 12,853,468 shares of Class A Common Stock and (ii) accompanying Common Warrants to purchase 12,853,468 shares of Class A Common Stock, pursuant to the Purchase Agreement. The combined purchase price per Share and accompanying Warrant was $3.89 per share, which was the closing price per share of the Class A Common Stock on the New York Stock Exchange on June 12, 2026, the last trading day prior to the entry into the Purchase Agreement. The gross proceeds to the Company from the Private Placement are expected to be approximately $50.0 million (excluding any gross proceeds from the future cash exercise of the Common Warrants), before deducting placement agent fees and other offering expenses payable by the Company.
Reasons for the Private Placement
Use of Proceeds and Business Objectives
The Company applied a portion of the gross proceeds from the first tranche of the Private Placement (the “First Closing”) to repay the entire outstanding principal amount, plus all accrued and unpaid interest thereon through the repayment date, of the Working Capital Note. Upon receipt of such repayment by Apeiron, the Working Capital Note terminated pursuant to its terms, such that all amounts owing thereunder by the Company (including, without limitation, principal and any accrued interest) were deemed paid in full and irrevocably discharged. The Company intends to use the remaining net proceeds from the Private Placement primarily for working capital and general corporate purposes, including to accelerate the growth of its rapidly expanding telehealth and consumer health platform.
The Company is listed on the New York Stock Exchange under the symbol “ENHA.” The NYSE Listed Company Manual requires shareholder approval in connection with the Private Placement because: (i) each of Apeiron and Maximilian Martin, our Chief Executive Officer and a director, are “Active Related Parties” (as defined in the NYSE Listed Company Manual) and the securities to be issued to such Active Related Parties pursuant to the Purchase Agreement will exceed one percent (1%) of the number of shares of Class A Common Stock outstanding before the issuance; (ii) the aggregate number of shares of Class A Common Stock (including the Common Warrant Shares) issuable pursuant to the Private Placement equals or exceeds twenty percent (20%) of the number of shares of Class A Common Stock outstanding before the issuance; and (iii) the participation of Mr. Martin in the Private Placement could be deemed a sale of shares to a director at a discount to the then-current market price. The Majority Shareholder’s Written Consent satisfies these NYSE Approval Requirements.
Description of the Common Warrants
The Common Warrants will be exercisable from the date of issuance. Each Common Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $3.89 per share, subject to customary adjustments for stock dividends, stock splits, and similar events. The Common Warrants have a term expiring on the earlier of (i) the fifth (5th) anniversary of the original issue date and (ii) the Accelerated Expiration Date (as defined below). If the closing sale price of the Class A Common Stock equals or exceeds $20.00 per share for any 20 consecutive trading days (the “Accelerated Exercise Trigger Date”), then, subject to written notice by the Company, the last date for exercise shall be the date that is 30 trading days after the Accelerated Exercise Trigger Date (the “Accelerated Expiration Date”). For a period of 24 months following the original issue date, the exercise price of the Common Warrants is also subject to anti-dilution adjustment for any issuance or sale of Common Stock, preferred stock, securities convertible into or exchangeable for Common Stock or preferred stock, and warrants, options or other rights to acquire Common Stock or preferred stock at a price lower than the exercise price then in effect, subject to certain excluded issuances.
Participation Rights

Pursuant to the Purchase Agreement, each Investor was granted a right to participate in future financings of the Company, subject to certain exceptions, for a period of six months from the date of the First Closing on a pro rata basis (as calculated pursuant to the Purchase Agreement).
The Purchase Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company (including for liabilities arising under the Securities Act of 1933, as amended), other obligations of the parties, and termination provisions.
Registration Rights
On June 14, 2026, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement under the Securities Act with the SEC, covering the resale of the Shares and the Common Warrant Shares, no later than 30 days following the applicable closing date, and to use commercially reasonable efforts to have the registration statement declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 90th calendar day following the initial filing date of the registration statement (if the SEC notifies the Company that it will “review” the registration statement) or (ii) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or subject to further review.
The foregoing descriptions of the Purchase Agreement, the Common Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, copies of which are attached as exhibits to the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2026, and incorporated herein by reference.

Principal Effects of the Private Placement
Effect on Issued Shares of Our Class A Common Stock
If the Private Placement is fully consummated (including the exercise of all Common Warrants), each holder of our then-outstanding Class A Common Stock will experience dilution in their percentage ownership of the Company. The 12,853,468 Shares and up to 12,853,468 Common Warrant Shares issuable upon exercise of the Common Warrants will, upon issuance, have the same terms and rights (including voting rights and rights to dividends/distributions) as, and be identical in all other respects to, the pre-Private Placement shares of Class A Common Stock and will remain fully paid and nonassessable.
The Private Placement is not intended to be, and will not have the effect of, a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Effect on Our Authorized Class A Common Stock
The Private Placement does not affect the number of authorized shares of our Class A Common Stock or Class B Common Stock. However, the issuance of the Shares and, upon exercise, the Common Warrant Shares will reduce the number of authorized but unissued and unreserved shares of Class A Common Stock available for future issuance.
Insider Transactions
The Private Placement includes transactions with insiders of the Company. Apeiron Investment Group Limited, as nominee for Enhanced Holdings LP, the controlling shareholder of the Company, is investing approximately $20.0 million in cash in exchange for newly issued shares of Class A Common Stock and accompanying Common Warrants pursuant to the Purchase Agreement. In addition, Maximilian Martin, our Chief Executive Officer and a director, is purchasing approximately $5.0 million of shares of Class A Common Stock and accompanying Common Warrants in the Private Placement. Each of these transactions has been approved by the audit committee of the Board (the “Audit Committee”) and the disinterested directors of the Board (the “Disinterested Directors”) as fair to and in the best interests of the Company and its shareholders in accordance with the TBOC, and the Written Consent approves these insider transactions for purposes of the NYSE Approval Requirements.
Effect on Exchange Act Obligations
The Private Placement will not affect our continuing to be subject to the periodic reporting requirements of the Exchange Act.
Certain Risks Associated with the Private Placement
The issuance of shares of Class A Common Stock and Common Warrants in the Private Placement will dilute existing shareholders.
The issuance of the 12,853,468 Shares and up to 12,853,468 Common Warrant Shares upon exercise of the Common Warrants will have a dilutive effect on the Company’s existing shareholders. As a result, the percentage ownership and voting power of existing holders of Class A Common Stock will be reduced proportionately. In addition, the anti-dilution provisions of the Common Warrants may result in adjustments to the exercise price and number of warrant shares issuable upon exercise, potentially resulting in additional dilution to existing shareholders.

The Private Placement may not close on the anticipated terms or at all.
There can be no assurance that the Private Placement will be consummated on the anticipated terms or at all. The closing of the third tranche of the Private Placement is subject to the satisfaction of customary closing conditions, including the effectiveness of the Written Consent following the distribution of this Information Statement. If these conditions are not satisfied, the third tranche of the Private Placement may not close, in which case the Company will not receive the approximately $13.25 million of gross proceeds from such tranche.
The anti-dilution provisions of the Common Warrants may result in significant additional dilution.
For a period of 24 months following the original issue date, the exercise price of the Common Warrants is subject to downward adjustment if the Company issues or sells Equity Securities at a price lower than the then-current exercise price, subject to certain excluded issuances. Any such anti-dilution adjustment will result in a corresponding increase in the number of Common Warrant Shares issuable upon exercise, potentially resulting in significant additional dilution to existing shareholders.
The participation of insiders in the Private Placement may raise conflicts of interest.
Apeiron Investment Group Limited, as nominee for Enhanced Holdings LP, the controlling shareholder of the Company, and Maximilian Martin, our Chief Executive Officer and a director, are each participating in the Private Placement as Investors. The interests of Apeiron and Mr. Martin may not always be aligned with the interests of other shareholders. Although these transactions have been approved by the Audit Committee and the Disinterested Directors as fair to and in the best interests of the Company and its shareholders, shareholders should be aware of these potential conflicts of interest.
Procedure for Effecting the Private Placement
In order to consummate the third tranche of the Private Placement, the Company must first wait until at least 20 calendar days after the mailing or furnishing of a Definitive Information Statement to the shareholders. Under federal securities rules and regulations, the Written Consent may not become effective until such waiting period has elapsed. Following the expiration of this waiting period and the satisfaction of customary closing conditions, the third tranche of the Private Placement is expected to close. At such closing, the Company will issue the relevant Shares and Common Warrants to the applicable Investors pursuant to the terms of the Purchase Agreement.

Shareholders are not required to take any action in connection with the Private Placement. The Shares and Common Warrants will be issued directly to the Investors pursuant to the terms of the Purchase Agreement and will not require any action by existing shareholders.
No Dissenters’ Rights
Under the TBOC, our shareholders are not entitled to dissenters’ rights or appraisal rights with respect to the Private Placement described in this Information Statement, and we will not independently provide our shareholders with any such rights.
Potential Anti-Takeover Effect
The issuance of additional shares of Class A Common Stock to Apeiron and other Investors in the Private Placement will further concentrate voting and economic power in Apeiron and Enhanced Holdings LP. While the Private Placement is not designed or intended for anti-takeover purposes, the resulting concentration of share ownership may make it more difficult for a third party to acquire control of the Company without the consent of Apeiron. Our Board is not currently aware of any attempt (or contemplated attempt) to acquire control of our Company, and the Private Placement is not part of any plan by our Board to implement anti-takeover measures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our capital stock as of the Record Date by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current executive officers and directors as a group.
The percentage ownership information shown in the table is based on the shares of Class A Common Stock and Class B Common Stock outstanding as of the Record Date, prior to giving effect to the Private Placement. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Class A Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of the Record Date. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Enhanced Group Inc., 169 Madison Ave, Suite 15101, New York, NY 10016.

Name and Address of Beneficial Owner	Enhanced Group Class A Common Stock	Enhanced Group Class B Common Stock	% of Total Enhanced Group Class A Common Stock	% of Voting Power
Greater Than 5% Shareholders:
Enhanced Holdings LP (acting through Apeiron Investment Group Limited)(1)	29,904,746	258,837,933	24.4%	96.6%
Maximilian Martin	10,151,943		8.3%	0.4%
Aron D’Souza	7,602,125		6.2%	0.3%
A SPAC IV (Holdings) Corp(2)	7,116,667		5.8%	0.3%

Named Executive Officers and Directors:
Christian Angermayer(3)	29,904,746	258,837,933	24.4%	96.6%
Maximilian Martin	10,151,943		8.3%	0.4%
James J. Murren(4)	6,076,562		5.0%	0.2%
Siddhartha Banthiya	—			—
James Simpson	—			—
Rick Adams(5)	330,220		0.3%	*
Dirk Struycken(6)	290,990		0.2%	*
Dr. Juliette Han	—			—
Anthony D. Eisenberg	—			—
All current executive officers and directors as a group (10 persons)	46,463,471	258,837,933	37.9%	97.2%

* Represents less than 0.1%.
(1)    Enhanced Holdings LP holds 258,837,933 shares of Class B Common Stock (10 votes per share), and 29,692,247 shares of Class A Common Stock (1 vote per share and 212,499 warrants exercisable for 212,499 shares of Class A Common Stock within 60 days of the

Record Date), representing in aggregate approximately 96.6% of the total voting power of the outstanding shares of Common Stock as of the Record Date. Apeiron Investment Group Limited is the nominee and controlling shareholder acting on behalf of Enhanced Holdings LP. Christian Angermayer is the sole voting shareholder of Apeiron, which in turn controls Enhanced Holdings GP, a Cayman Islands exempted company, which is the general partner of Enhanced Holdings LP. As a result, each of the foregoing entities and Mr. Angermayer may be deemed to share beneficial ownership over the securities held directly by Enhanced Holdings LP. The address of Enhanced Holdings LP is 190 Elgin Avenue George Town Grand Cayman, Cayman Islands.
(2)    A SPAC IV (Holdings) Corp. is a British Virgin Islands company. Claudius Tsang is the sole director of A SPAC IV (Holdings) Corp. and has voting and investment discretion with respect to the securities held of record by A SPAC IV (Holdings) Corp. As a result, Claudius Tsang may be deemed to share beneficial ownership over the securities held directly by A SPAC IV (Holdings) Corp. The percentage in this table is based on 122,230,453 shares of Class A Common Stock outstanding as of May 11, 2026. The address of each of A SPAC IV (Holdings) Corp. and Claudius Tsang is The Sun’s Group Center, 29th Floor, 200 Gloucester Road, Wan Chai, Hong Kong.
(3)    Shares reported in this table as beneficially owned by Christian Angermayer are held directly by Enhanced Holdings LP. Christian Angermayer is the sole voting shareholder of Apeiron, which in turn controls Enhanced Holdings GP, a Cayman Islands exempted company, which is the general partner of Enhanced Holdings LP. As a result, each of the foregoing entities and Mr. Angermayer may be deemed to share beneficial ownership over the securities held directly by Enhanced Holdings LP.
(4) For purposes of this table, the holdings of James J. Murren include 6,020,814 shares of Class A Common Stock and 55,748 shares of Class A Common Stock issuable upon the exercise of options held by Ms.Murren that are exercisable within 60 days of the Record Date. Such shares include shares held by the JM 2021 Irrevocable Trust, which is a trust for the benefit of certain immediate family members of Mr. Murren, who also serves as a trustee of such trust. As a result, James J. Murren may be deemed the beneficial owner of the shares held by such trust.
(5) Consists of (i) 285,079 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Adams that are exercisable within 60 days of the Record Date and (ii) 45,141 shares of Class A Common Stock issuable to Mr. Adams as payment of the Top-Up Award to Mr. Adams which are expected to be issued within 60 days of the Record Date.
(6) Consists of shares of (i) 256,211 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Struycken that are exercisable within 60 days of the Record Date and (ii) 34,779 shares of Class A Common Stock issuable to Mr. Struycken as payment of the Top-Up Award to Mr. Struycken, which are expected to be issued within 60 days of the Record Date.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
The directors and executive officers of the Company who have an interest in the Private Placement are described under “Summary of Private Placement — Insider Transactions” above. Other than as described therein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matter to be acted upon as set forth in this Information Statement, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.
COSTS AND MAILING
The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for these materials with respect to two or more shareholders sharing the same address by delivering a single set of these materials addressed to those shareholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.
If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 169 Madison Ave, Suite 15101, New York, NY 10016, attention: Siddhartha Banthiya, Chief Financial Officer, and the Company will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company’s filings are also available to you free of charge at the SEC’s website at http://www.sec.gov or on the Company’s website at https://investors.enhanced.com. The information found on our website is not part of this Information Statement or any other report we file with, or furnish to, the SEC.

APPENDIX A
ACTION BY WRITTEN CONSENT
OF THE

SHAREHOLDERS OF ENHANCED GROUP INC.
Pursuant to Section 6.202 of the Texas Business Organizations Code (the “TBOC”) and Article V, Section I of the certificate of formation (the “Charter”) of Enhanced Group Inc., a Texas corporation (the “Company”), the undersigned, who are the shareholders (the “Consenting Shareholder”) of the Company holding the minimum number of votes that would be necessary to approve at a meeting the actions reflected in the following resolutions, do hereby adopt the following resolutions by this written consent (this “Consent”):
PRIVATE PLACEMENT
WHEREAS, the board of directors (the “Board”) of the Company has approved the issuance and sale, in a private placement transaction (the “Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended, of (i) shares (the “Shares”) of the Company’s Class A Common Stock (the “Class A Common Stock”) and (ii) accompanying common warrants (the “Common Warrants” and, together with the Shares, the “Securities”) to purchase shares of Class A Common Stock (such shares of Class A Common Stock underlying the Common Warrants, the “Common Warrant Shares”), each on the terms and subject to the conditions set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and the investors party thereto substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated June 15, 2026 (the “Current Report”), including the form of Common Warrant attached thereto and substantially in the form filed as Exhibit 4.1 to the Current Report (the “Warrant Agreement” and, together with the Purchase Agreement, the “Transaction Documents”);
WHEREAS, Apeiron Investment Group Limited, as nominee for Enhanced Holdings LP (“Apeiron”) is the controlling beneficial shareholder of the Company that holds Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company;
WHEREAS, Christian Angermayer, a director of the Company, indirectly controls Apeiron, and James Simpson, a director of the Company, is General Counsel of Apeiron, with the result that contracts or transactions between the Company and Apeiron are subject to Section 21.418 of the TBOC;
WHEREAS, Maximilian Martin is the Chief Executive Officer and a director of the Company, with the result that contracts or transactions between the Company and Mr. Martin are subject to Section 21.418 of the TBOC;
WHEREAS, the Private Placement includes transactions with Apeiron comprising (i) Apeiron’s investment of approximately $20,000,000 in cash in exchange for newly issued shares of Class A Common Stock at a price per share of Class A Common Stock and accompanying Common Warrant of $3.89 (the “New Investment”), pursuant to the Purchase Agreement; (ii) the Company applying a portion of the gross proceeds from the Tranche 1 Closing (as defined in the Purchase Agreement) to repay the entire outstanding principal amount of approximately $11,750,000, plus all accrued and unpaid interest thereon through the repayment date, under that certain Working Capital Promissory Note, dated March 18, 2026, issued by the Company in favor of Apeiron (the “Working Capital Note”); and (iii) the Company and Apeiron mutually agreeing to terminate (A) the Working Capital Note, subject to repayment by the Company pursuant to the terms of the Purchase Agreement, such that all amounts owing thereunder by the Company (including, without limitation, principal and any accrued interest) shall be deemed paid in full and irrevocably discharged, and (B) Apeiron’s obligation to lend the additional approximately $8,250,000 available to the Company under the Working Capital Note (together with the New Investment, the “Apeiron Financing Transactions”);
WHEREAS, Mr. Martin intends to purchase approximately $5,000,000 of shares of Class A Common Stock and accompanying Common Warrants in the Private Placement pursuant to the Purchase Agreement (the “CEO Participation” and together with the Apeiron Financing Transactions, the “Insider Transactions”);

WHEREAS, it has been disclosed and made known to both the Audit Committee of the Board (the “Audit Committee”) and Siddhartha Banthiya, James J. Murren, Juliette Han, and Anthony D. Eisenberg (collectively, the “Disinterested Directors”) that Apeiron is the controlling shareholder of the Company and that Messrs. Angermayer and Simpson are affiliates or associates of Apeiron;
WHEREAS, it has been disclosed and made known to the Audit Committee and the Disinterested Directors that Mr. Martin is the Chief Executive Officer of the Company and a director of the Company;
WHEREAS, the Audit Committee and the Disinterested Directors have determined that the Insider Transactions are fair to and in the best interests of the Company and its shareholders, and the Insider Transactions have been authorized, approved, ratified and adopted in all respects by the Audit Committee and the Disinterested Directors and in accordance with Section 21.418 and 21.419 of the TBOC;
WHEREAS, the Board has considered the requirements of the NYSE Listed Company Manual and determined that shareholder approval of the Private Placement is required under the following provisions thereof (collectively, the “NYSE Approval Requirements”): (i) Section 312.03(b)(i), given that each of Apeiron and Mr. Martin are acquiring Securities in the Private Placement and constitute an “Active Related Party” (as defined in the NYSE Listed Company Manual) and the Securities to be issued to such Active Related Parties pursuant to the Purchase Agreement will exceed one percent (1%) of the number of shares of Class A Common Stock outstanding before the issuance; (ii) Section 312.03(c)(2), given that the aggregate number of shares of Class A Common Stock (including the Common Warrant Shares) issuable pursuant to the Private Placement equals or exceeds twenty percent (20%) of the number of shares of Class A Common Stock outstanding before the issuance; and (iii) Sections 312.03(b)(iii) and 303A.08, to the extent that the participation of Mr. Martin in the Private Placement could be deemed a sale of shares to a director or service provider at a discount to the then-current market price;
WHEREAS, the Company has two classes of common stock outstanding: the Class A Common Stock, entitled to one (1) vote per share, and the Class B Common Stock, entitled to ten (10) votes per share, with the holders of Class A Common Stock and Class B Common Stock voting together as a single class on matters in accordance with Article IV, Section A(1)(a) of the Charter;
WHEREAS, pursuant to Section 21.363 of the TBOC, the affirmative vote of the majority of the shares of capital stock of the Company entitled to vote on an action is the act of the shareholders of the Company;
WHEREAS, pursuant to Section 6.102(b) of the TBOC, the record date for shareholders entitled to vote on the action taken by this Consent is the date this signed Consent is first delivered to the Company (the “Record Date”); and
WHEREAS, as of the Record Date, the Consenting Shareholder holds the shares of Class A Common Stock and Class B Common Stock, and the corresponding voting power, set forth below, which represents approximately 96.6% of the total voting power of the outstanding Class A Common Stock and Class B Common Stock, as a single class, entitled to vote on the actions set forth herein and exceeds the majority voting power required under the TBOC to approve the Private Placement:

Consenting Shareholder	Class of Capital Stock	Shares Held	Voting Power	% of Voting Power
Enhanced Holdings LP	Class A Common Stock	29,904,746	29,904,746	1.1%
	Class B Common Stock	258,837,933	2,588,379,330	95.5%
	Total	288,742,679	2,618,284,076	96.6%
NOW, THEREFORE, BE IT RESOLVED, that the aggregate issuance of Securities in the Private Placement consisting of (i) 12,853,468 shares of Class A Common Stock and (ii) 12,853,468 Common Warrants (with such number of Common Warrant Shares being subject to adjustment in accordance with the terms of the Common Warrants) is hereby approved in all respects, including for avoidance of doubt, for purposes of complying with the NYSE Approval Requirements;
FURTHER RESOLVED, that the issuance of Securities in the Private Placement to each of (i) Apeiron and its affiliates and (ii) Mr. Martin, each an “Active Related Party” (as defined in the NYSE Listed Company

Manual), are hereby approved in all respects, including for avoidance of doubt, for purposes of complying with the NYSE Approval Requirements;
FURTHER RESOLVED, that the issuance of Securities in the Private Placement to Mr. Martin, to the extent that the participation of Mr. Martin in the Private Placement could be deemed a sale of shares to a director or service provider at a discount to the then-current market price, is hereby approved in all respects, including for avoidance of doubt, for purposes of complying with the NYSE Approval Requirements;
FURTHER RESOLVED, that the Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer of the Company and any other officer or officers of the Company authorized by such officers be, and each hereby is, authorized and directed to (i) to provide prompt notice of the actions taken by this Consent to each shareholder who was a shareholder as of the Record Date and did not sign this Consent in accordance with Section 6.202(d) of the TBOC, (ii) to prepare and file with the Securities and Exchange Commission and transmit to all shareholders the Schedule 14C in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 thereunder, in each case as and to the extent required by applicable law; and (iii) to execute and deliver all agreements, certificates, notices, filings and other documents, and to take any and all actions deemed necessary or advisable to effectuate the foregoing resolutions; and
FURTHER RESOLVED, that all actions previously taken by the Board of Directors, any committee thereof and any officers of the Company in connection with the negotiation, approval, execution and consummation of the Private Placement and the Transaction Documents are hereby ratified, confirmed and approved in all respects.

IN WITNESS WHEREOF, the Company has caused this Information Statement to be signed by the Chief Financial Officer of the Company on July 17, 2026.

ENHANCED GROUP INC.

By:	/s/ Siddhartha Banthiya
Name:	Siddhartha Banthiya
Title:	Chief Financial Officer
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